                                                                    Exhibit 4.30

                                 March 23, 2007

Bairnco Corporation
  and the other Borrowers referred to below
300 Primera Boulevard
Suite 432
Lake Mary, Florida 32746
ATTENTION: Chief Financial Officer

      RE:   WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Ladies and Gentlemen:

      We refer to that  certain Loan and  Security  Agreement  dated as of as of
November 9, 2006 (as at any time amended,  restated,  supplemented  or otherwise
modified,  the  "Loan  Agreement"),   among  Bairnco  Corporation,   a  Delaware
corporation  ("Bairnco"),  Arlon, Inc., a Delaware corporation ("Arlon"),  Kasco
Corporation,   a  Delaware  corporation  ("Kasco"),   Bertram  &  Graf  GmbH,  a
Gesellschaft  mit beschrankter  Haftung  organized under the laws of the Federal
Republic of Germany ("German Borrower"), Atlantic Service Co. Ltd, a corporation organized under the laws of Canada ("Canadian  Borrower"),  Atlantic Service Co.
(UK) Ltd., an English company ("UK Borrower"), EuroKasco S.A., a societe anonyme organized  under  the laws of  France  ("French  Borrower";  and  together  with
Bairnco,  Arlon,  Kasco,  German Borrower and Canadian  Borrower,  collectively,
"Borrowers"),  the  financial  institutions  party  thereto from time to time as lenders (collectively, "Lenders"), and Bank of America, N.A., a national banking association,  individually  as a Lender  ("BofA") and as Issuing Bank and in its
capacity  as  agent  for the  Lenders  (together  with  its  successors  in such capacity,  "Agent"). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

      Borrowers  have  advised  Agent that an Event of Default has  occurred and currently  exists under the Loan  Agreement as a result of Borrowers'  breach of
SECTION 10.2.4 of the Loan Agreement (the "Stipulated Default").  The Stipulated
Default  exists because on January 19, 2007,  Bairnco  declared a quarterly cash dividend of $0.10 per share  payable on March 30, 2007, to the  stockholders  of
Bairnco of record on the close of  business  on March 5, 2007 (the  "Dividend"), which Dividend is not an Upstream Payment and has not satisfied the Distribution
Conditions.

      Borrowers  have  requested  that Agent and  Lenders  waive the  Stipulated
Default and agree to certain  amendments  to the Loan  Agreement,  and Agent and
Lenders  are  willing to do so,  upon the terms and  subject  to the  conditions contained herein. As of the date hereof, BofA is the sole Lender.

      NOW,  THEREFORE,  for the sum of TEN DOLLARS  ($10.00) in hand paid and in consideration  of the premises herein  contained and for other good and valuable consideration,  the  receipt  and  sufficiency  of which  are  hereby  severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Bairnco Corporation and the other Borrowers
March 23, 2007

      1. WAIVER OF STIPULATED  DEFAULT.  In reliance upon the  acknowledgements, representations,  warranties and agreements of Borrowers set forth herein, Agent and the sole  Lender  hereby  waive the  Stipulated  Default.  In no event shall anything contained herein be deemed to constitute a waiver of (a) any Default or
Event of Default in  existence on the date hereof or  hereafter  arising,  other than the Stipulated Default, or (b) Borrowers'  obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents,  as the same may be amended at any time hereafter, from and after the date hereof.

      2.  AMENDMENTS  TO LOAN  AGREEMENT.  Borrowers,  Agent and the sole Lender hereby agree that the Loan Agreement shall be amended as follows:

            (a) by  deleting  from  SECTION  1.1 the  definition  of  "Change of
      Control"  in  its  entirety  and  by  substituting  in  lieu  thereof  the following:

                  CHANGE OF  CONTROL - (a)  Bairnco  ceases to own and  control, beneficially  and of  record,  directly  or  indirectly,  all Equity
            Interests  in all other  Borrowers;  (b) a change in the majority of directors  of  Bairnco,  unless  approved  by the then  majority  of directors;  (c) all or substantially  all of a Borrower's assets are sold  or  transferred,  other  than  sale  or  transfer  to  another
            Borrower;  or (d) any Person or related group of Persons acquires by
            way  of  a  purchase,   merger,   consolidation  or  other  business
            combination 66 2/3 % of the Equity Interests entitled to vote in the election of directors of a Borrower  (EXCEPT THAT the acquisition by
            Steel  Partners  II, L.P., a Delaware  limited  partnership  ("Steel
            Partners"),  or any of its affiliates of all or substantially all of the Equity  Interests  entitled to vote in the election of directors of Bairnco,  or the  appointment  of directors  designated  by Steel
            Partners  or any of its  affiliates  to the  board of  directors  of
            Bairnco, shall not constitute a "Change of Control" hereunder).

            (b) by adding to SECTION 1.1, in proper alphabetical  sequence,  the following new definitions of "Permitted  Dividend," "Permitted Merger" and
      "Permitted Option Settlement":

                  PERMITTED DIVIDEND - the "Dividend" as defined in that certain
            Waiver and First  Amendment  to Loan and  Security  Agreement  dated
            March 23, 2007, by and among Agent, the sole Lender, and Borrowers.

                  PERMITTED  MERGER - the  merger  of BZ  Acquisition  Corp.,  a
            Delaware corporation and an affiliate of Steel Partners ("BZ"), with and into Bairnco with Bairnco  continuing as the  surviving  entity, pursuant to that certain  Agreement and Plan of Merger,  dated as of
            February 23, 2007, by and among Steel Partners,  BZ and Bairnco (the
            "BZ Merger  Agreement"),  which merger shall have  satisfied each of the following  conditions:  (a) a copy of the  certificate of merger effecting  the merger  shall have been  delivered to and reviewed by
            Agent and shall be satisfactory to Agent in all respects; (b) to the extent that the  Organic  Documents  of BZ shall  become the Organic
            Documents  of the  surviving  entity  at the  effective  time of the merger,  copies of such Organic  Documents shall have been delivered to and reviewed by Agent and shall be  satisfactory  to Agent in all respects;  and (c) no Lien on any  Property of any  Borrower,  other than Permitted Liens, shall exist as a result of the merger.

Bairnco Corporation and the other Borrowers
March 23, 2007

                  PERMITTED OPTION  SETTLEMENT - with respect to all outstanding options to purchase  Equity  Interests  of  Bairnco,  the payment by
            Bairnco  of a  cash  amount  to  each  holder  of  such  options  in settlement of such options,  which payment shall be  consummated  on the terms  contemplated  by the BZ Merger  Agreement (or other terms satisfactory to Agent in all respects).

            (c) by deleting  SECTION 10.2.4 in its entirety and by  substituting in lieu thereof the following:

                  10.2.4.  DISTRIBUTIONS.  Declare  or make  any  Distributions, except (i) Upstream  Payments;  and (ii) subject to the satisfaction of the Distribution  Conditions,  additional  Distributions  (EXCEPT
            THAT Bairnco shall be permitted to (A) make the Permitted  Dividend, and (B) consummate the Permitted Option Settlement).

            (d) by deleting  SECTION 10.2.10 in its entirety and by substituting in lieu thereof the following:

                  10.2.10.  FUNDAMENTAL  CHANGES.  Merge, combine or consolidate with any  Person,  or  liquidate,  wind up its  affairs or  dissolve itself, in each case whether in a single  transaction or in a series of related transactions, except for the Permitted Merger and mergers
            or  consolidations   of  a  wholly-owned   Subsidiary  with  another
            wholly-owned  Subsidiary  or into a  Borrower;  change  its  name or conduct business under any fictitious name;  change its tax, charter or other organizational identification number; or change its form or state of organization.

            (e) by deleting  SECTION 10.2.12 in its entirety and by substituting in lieu thereof the following:

                  10.2.12. ORGANIC DOCUMENTS.  Amend, modify or otherwise change any of its  Organic  Documents  as in  effect  on the  Closing  Date
            (EXCEPT  THAT  Bairnco  shall be  permitted  to change  its  Organic
            Documents  in  accordance  with  the  conditions  of  the  Permitted
            Merger).

      3. ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS. To induce
Agent  and  the  sole  Lender  to  enter  into  this  agreement  and  grant  the accommodations set forth herein, Borrowers hereby: (A) acknowledge and stipulate that the Loan Agreement and the other Loan  Documents  executed by Borrowers are legal, valid and binding  obligations of Borrowers that are enforceable  against
Borrowers in accordance with the terms thereof,  except as enforceability may be limited by bankruptcy,  insolvency or similar laws affecting the  enforcement of creditors'  rights  generally;  (B)  waive  any and all  defenses,  offsets  and counterclaims to the Obligations  existing on the date hereof; (C) represent and warrant  that (i) other  than the  Stipulated  Default,  no  Default or Event of
Default  exists on the date hereof;  and (ii) this letter has been duly executed and delivered by Borrowers; and (D) agree that (i) except as otherwise expressly provided  herein,  nothing  herein shall be deemed to waive,  release,  amend or modify any provision of the Loan  Agreement or any of the other Loan  Documents, each of which shall remain in full force and effect;  (ii)  notwithstanding  any prior, temporary mutual disregard of any of the terms of any contracts among the parties, Borrowers shall be required strictly to comply with all of the terms of the Loan  Agreement  and each of the other Loan  Documents on and after the date hereof;  and (iii)  nothing  contained  herein is  intended  to be, nor shall be construed to create, a novation or an accord and satisfaction.

Bairnco Corporation and the other Borrowers
March 23, 2007

      4.  RELEASE OF CLAIMS.  TO INDUCE  AGENT AND THE SOLE LENDER TO ENTER INTO
THIS AGREEMENT AND GRANT THE ACCOMMODATIONS  SET FORTH HEREIN,  BORROWERS HEREBY
RELEASE,  ACQUIT  AND  FOREVER  DISCHARGE  AGENT  AND THE SOLE  LENDER,  AND ALL
OFFICERS, DIRECTORS, AGENTS, EMPLOYEES,  SUCCESSORS AND ASSIGNS OF AGENT AND THE
SOLE LENDER, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF
ACTION OF ANY KIND OR NATURE (IF THERE BE ANY),  WHETHER ABSOLUTE OR CONTINGENT,
DISPUTED  OR  UNDISPUTED,  AT LAW OR IN EQUITY,  OR KNOWN OR  UNKNOWN,  THAT ANY
BORROWER NOW HAS OR HAS EVER HAD AGAINST AGENT OR THE SOLE LENDER  ARISING ON OR
PRIOR TO THE DATE HEREOF UNDER OR IN CONNECTION  WITH ANY OF THE LOAN DOCUMENTS.
BORROWERS  REPRESENT  AND  WARRANT TO AGENT AND THE SOLE LENDER THAT NO BORROWER
HAS  TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT SUCH BORROWER EVER HAD
OR CLAIMED TO HAVE AGAINST AGENT OR THE SOLE LENDER.

      5.  MISCELLANEOUS.  This  letter  shall be governed  by and  construed  in accordance  with the internal  laws of the State of Georgia and shall be binding upon and  inure to the  benefit  of the  parties  hereto  and  their  respective successors and permitted  assigns.  This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts,  each of which when so executed  and  delivered  shall be an original but all of which shall together  constitute one and the same  instrument.  Delivery of a manually executed  counterpart  of  this  letter  by  telefacsimile  or  electronic  mail transmission  shall be equally as effective as delivery of an original  executed counterpart  of this  letter,  and any  party  delivering  a  manually  executed counterpart  of this letter by  telefacsimile  or electronic  mail  transmission shall also deliver an original  executed  counterpart  of this  letter,  but the failure  to  deliver  an  original  executed  counterpart  shall not  affect the validity,  enforceability,  and binding effect of this letter. This letter shall be effective only upon receipt by Agent of a counterpart from each Borrower.

      If this letter is  acceptable  to Borrowers,  please  evidence  Borrowers'
agreement with the terms hereof by executing and returning a copy of this letter to Agent. By their signatures  below,  Borrowers agree that Agent's and the sole
Lender's waiver and agreement to amend as set forth herein will not be effective until  each  condition  to such  waiver  and  agreement  to amend has been fully satisfied.

                                                 Very truly yours,

                                                 BANK OF AMERICA, N.A.,
                                                 as Agent and sole Lender

                                                 By: /s/ Sherry Lail
                                                     ---------------------------
                                                 Name: Sherry Lail
                                                 Title: Senior Vice President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

Bairnco Corporation and the other Borrowers
March 23, 2007

                                          ACKNOWLEDGED AND AGREED:

                                          BORROWERS:

                                          BAIRNCO CORPORATION

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Vice President and Treasurer

                                          ARLON, INC.

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Treasurer

                                          KASCO CORPORATION

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Vice President and Treasurer

                                          BERTRAM & GRAF GMBH

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Authorized Agent of the Company

                                          ATLANTIC SERVICE CO. LTD

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Treasurer

                                          ATLANTIC SERVICE CO. (UK) LTD.

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Authorized Agent of the Company

                                          EUROKASCO, S.A.

                                          By: /s/ Kenneth L. Bayne
                                              ----------------------------------
                                          Name: Kenneth L. Bayne
                                          Title: Authorized Agent of the Company